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                                                                    EXHIBIT 23.5





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of UGI Corporation on Form S-8 (File No. 33-47319), Form S-3 (File No. 33-78776), Form S-8 (File No. 33-61722) and Form S-8 (File No. 333-22305) of our reports dated November 22, 1996 on our audits of the consolidated financial statements and financial statement schedules of UGI Corporation and subsidiaries for the years ended September 30, 1996, 1995 and 1994, which reports are included or incorporated by reference in this Amendment No. 3 on Form 10-K/A to UGI Corporation's Annual Report on Form 10-K for the year ended September 30, 1996.









COOPERS & LYBRAND L.L.P.



101 East Kennedy Blvd.
Suite 1500
Tampa, Florida
May 23, 1997